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                                                                   Exhibit 10.4



                              EMPLOYMENT AGREEMENT
                                      **


         This agreement made and entered into this 15th day of July, 1998, between BIG LAKE NATIONAL BANK (hereinafter referred to as "the Bank") and BIG LAKE FINANCIAL CORPORATION (hereinafter referred to as "the Holding Company") and JOE G. MULLINS, (hereinafter referred to as "the Employee");

         WHEREAS, the bank is a national bank, regulated by the Office of the Comptroller of the Currency, insured by the Federal Deposit Insurance Corporation, and located in Okeechobee, Florida; and

         WHEREAS, the Holding Company is a Florida corporation which owns the Bank; and

         WHEREAS, the Bank and the Holding Company want to employ the Employee as President and Chief Executive Officer of the Bank; and

         WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Bank and the Holding Company and the Employee.

         NOW, THEREFORE, it is agreed as follows:

1.       RELATIONSHIP ESTABLISHED AND DUTIES

         A. The Bank and the Holding Company hereby will employ the Employee as President and Chief Executive Officer, to hold the title of President and Chief Executive Officer, and to perform such services and duties as the Board of Directors of the Bank and the Holding Company may, from time to time, designate during the term hereof. Subject to the terms and conditions hereof, Employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the general direction of the Board of Directors of the Bank and the Holding Company, exercised in good faith in accordance with standards of reasonable business judgement. Without limiting the generality of the foregoing, to the extent permitted by law and the governing instruments of the Bank, the Employee shall have the ultimate responsibility and authority for the hiring and firing of any and all employees and/or officers of the Bank.

         B. Employee shall serve on the Board of Directors of Big Lake National Bank ("The Bank") and Big Lake Financial Corporation ("the Holding Company").

         C. Employee accepts such employment and shall devote his full time, attention, and efforts to the diligent performance of his duties herein specified and as an officer and director of the Bank and Holding Company and will not accept employment with any other individual, corporation, partnership, governmental authority, or any other entity, or engage in any other venture for profit which the Bank and/or the Holding Company may consider to be in conflict



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with his or its best interest or to be in competition with the Bank's or the
Holding Company's business, or which may interfere in any way with the Employee's performance of his duties hereunder. Any exception to this must be upon the prior written consent of the Board of Directors of the Bank and the Company (hereinafter referred to as "the Board").

H.       TERMS OF EMPLOYMENT

         A. The initial term of employment under this Agreement shall commence upon execution of this Agreement by all parties and shall continue until December 31, 1999 unless such is terminated pursuant to the terms hereof or by the first to occur of the conditions to be stated hereinafter. This Agreement will be automatically extended each year after the initial term unless either party give ninety (90) days contrary written notice to the other. The term previously stated notwithstanding this contract shall be terminated by the earlier to occur of any of the following:

         1. Termination on Death or Disability: The employment period shall automatically terminate upon the death of the Employee or his disability as defined in this contract.

         2. Benefits Payable to Employee Upon Disability: In the event of the Employee's disability during the employment period, the Bank shall have the obligation to provide the Employee, by disability insurance or other mutually agreed-upon plan, sixty-percent (60%) of the aggregate amount of the Base Salary as in effect at the time such disability commences. For purposes of this Agreement, "disability" shall mean the employee's substantial inability, by reason of physical or mental incapacity, to perform his services hereunder, which shall continue for a period of six (6) months.

         3. Termination for Cause: The employment period may be terminated by the Bank for "cause" at any time during the employment period upon fifteen (15) days' prior written notice to the Employee, which notice shall state the facts constituting such "cause", provided, however, the employee shall have fifteen (15) days after receipt by him of such notice to cure such state of affairs or facts constituting "cause". Following notice by the Bank, the Employee may be placed on paid administrative leave pending resolution as described in this paragraph. For purposes of this section, the term "cause" shall be limited to:

                  (a). Gross neglect or gross misconduct by the Employee in carrying out his duties resulting in material harm to the Bank or the Holding Company;

                  (b). The failure by the Employee to substantially perform his



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                        duties hereunder (other than any such failure resulting
                        from the Employee's incapacity physical or mental illness), after a demand for substantial performance is delivered to the Employee by the Board which specifically identifies the manner in which the Board believes that the Employee has not substantially performed his duties; or

                  (c). The order of a federal bank regulatory agency or a court of competent jurisdiction requiring the Employee's termination; or

                  (d). Conviction of a felony or fraud on the part of the Employee, or;

                  (e). Conduct of such moral turpitude that the Employee's reputation is impugned to such extent as to render him ineffective in his position. The Employee may be temporarily suspended with full pay, from duty if there is substantial evidence of probable "cause" as described herein, until "cause" is either proved or cured; if cured, full reinstatement will immediately be effected.

         B. Termination of Employee's employment shall constitute a tender by Employee of his resignation as an officer and director of the Bank and the Holding Company. In the event the Bank terminates the Employee for other than "cause", the Employee is entitled to severance pay equal to two (2) weeks' salary at the rate in effect on the date of termination for each year of service commencing September 16, 1988, or portion thereof, not to exceed an amount equal to 12 months salary.

III.     COMPENSATION

         For all services which Employee may render to the Bank during the term hereof, the Bank shall pay to employee, subject to such deductions as may be required by law:

         A. Base Salary. An annual salary of $127,000.00 until January 1, 1999. Starting January, 1999 and in each January thereafter, annual increase reviews will be done for a January 1 effective increase date during the term of this Agreement so that for each calendar year starting January 1, 1999, the Employee's salary increase will take effect. The Board has sole discretion as to the amount of the Employee's compensation.

         B. Payment of Base Salary. The Bank shall pay the Base Salary due to the Employee in accordance with the policy of the Bank as in effect from time to time for the payment of salary to senior executive personnel.



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         C. Stock Option Plan. (ROAA in this section refers to Big Lake
National Bank only). Each year, a Stock Option ranging from 1,000 shares to 7,000 shares will be awarded in January of each year starting with January 1, 1999, based upon mutually agreed upon goals such as the Return on Average Assets achieved after the application of taxes based upon the following formula. Option will be issued at Book Value as of the immediate preceding December 31 to be exercised within five (5) years. In the event of the Employee's death or disability, his estate or representative can exercise options during the six-month period following the Employee's death or disability.

         a.    ROAA greater than 1.0% but less than 1.10%     Shares     1,000

         b.    ROAA greater than 1.10% but less than 1.20%    Shares     2,000

         c.    ROAA equal to 1.20% but less than 1.30%        Shares     3,000

         d.    ROAA equal to 1.30% but less than 1.40%        Shares     4,000

         e.    ROAA equal to 1.40% but less than 1.60%        Shares     5,000

         f.    ROAA equal to 1.60% but less than 1.75%        Shares     6,000

         g.    ROAA equal to 1.75% but less than 2.00%        Shares     7,000

         D. The Board of Directors may, at its sole discretion, reduce the Stock Options to be issued under the preceding section in the event the Bank does not achieve the following annual (JANUARY 1 - DECEMBER 31) growth targets with respect to average Total Loans and Total Deposits.

                  Average Total Loans                 10%

                  Average Total Deposits              10%

IV.      DIRECTOR'S FEES

         In addition to any other benefits or compensation provided for hereunder, in return for his services as a member of the Board, the Bank and Holding Company shall pay the Employee such Director's fees as it customarily pays to corporate directors.

V.       OTHER BENEFITS

         A. The Employee shall be entitled to participate in any plan of the Bank relating to stock options, stock purchased, profit sharing, thrift, group life insurance, medical coverage, education, or other retirement or employee benefits that the Bank may adopt for the benefit of



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its employees.

         B. The Employee shall be eligible to participate in any other benefits which may be or become applicable to the Bank's executive employees, shall be furnished a vehicle (including all expenses of maintenance), a reasonable expense account, the payment of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee hereunder.

         C. At such reasonable times as the Board of Directors shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

         1.       The Employee shall be entitled to an annual vacation of four
                  (4) weeks per year. The employee shall schedule at least two
                  (2) consecutive weeks of vacation each year.

         2. The timing of vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation time from one calendar year to the next.

VI. CHANGE OF OWNERSHIP

         A. For purposes of this Agreement, a Change in Ownership shall be deemed to have occurred if any person or entity becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934), directly or indirectly, of 505 or more of the common stock of Big Lake Financial Corporation or Big Lake National Bank after the date of this agreement.

         B. In the event a Change in Ownership occurs, Stock Options as described in Section III-C, shall be declared accomplished and earned based upon performance up to date of the Change in Ownership.

         C. In the event a Change in Ownership occurs, then the Employee shall have the right within 365 days following such Change in Ownership, to resign and elect to receive the following severance package upon the delivery of written notice (the "Notice of Election") by the Employee to the Bank and the Holding Company.

         1. A lump sum payment equal to one year's salary at the rate in effect at the time the Change in Ownership occurs. Said amount to be paid to the




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                  Employee in within thirty (30) business days following the delivery by the Employee to the Bank and the Holding Company of the Notice of Election.

         2. Title to the automobile provided by the Bank to the Employee, within thirty (30) business days following the delivery by the Employee to the Bank of the Notice of Election such title to be delivered by the Bank to the Employee free and clear of all liens and encumbrances.

         3. Provided Employee is insurable at standard rates, a paid-up life insurance policy with a face amount equal to one year's salary in effect on the date of the Notice of Election insuring the life of the Employee (and payable to such beneficiaries of as the Employee shall designate from time to time). Said life insurance policy to be delivered by the Bank to the Employee within thirty (30) business days following the delivery by the Employee to the Bank of the Notice of Election.

VII.     EFFECT OF TERMINATION OF EMPLOYMENT

         A. The parties intend that the Employee shall have the right to issue the Notice of Election contemplated by this Agreement within 365 days following a Change in Ownership. Accordingly, if the employment of the Employee is terminated by either the Bank or the Holding Company, following a Change in Ownership, then this termination of employment shall not affect the right of the Employee to elect within the 365-day period following a Change in Ownership to receive the benefits set forth in Section VI of this Agreement. Further, the Employee shall be entitled to resign and elect the benefits set forth in
Section VI of this Agreement if any of the following occurs within 12 months preceding a Change in Ownership (i) the Employee's employment is terminated by the Bank or the Holding Company for any reason other than for "cause", or
(ii) the Employee's duties with Big Lake or the Bank are significantly reduced, or (iii) if the Employee's title is changed to one other than President and Chief Executive Officer. In this event, the 12-month period contemplated by
Section VI for the measurement of the Employee's salary shall be deemed to be the 12-month period prior to the termination of employment or reduction in responsibility or title of Employee, as the case may be, rather than the 12-month period prior to the Change in Ownership.

         B. In no event shall the severance paid under Section VI be cumulative with the severance provided for in Section II-A. An election under Section VI shall be deemed to be a waiver of severance under Section II-A of this agreement. Should Section II-A severance have been paid prior to an election under this Section, such payment made shall be deducted from the Section VI payments due.

VIII.    POST TERMINATION COVENANTS

         A. If, during the term hereof, Employee shall cease employment hereunder by




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Employee' resignation (except following a Change in Ownership) or termination for cause, then Employee agrees that for two (2) years following such termination he will not be employed in the banking business in Okeechobee, Florida or Okeechobee County, Florida and will not do the following during such two-year period, without the prior written consent of the Bank and the Holding Company.

         1. furnish to anyone the name of, or any list or lists of customers of the Bank or utilize such list or information himself for banking purposes; or

         2. furnish, use, or divulge to anyone any information acquired by him for the Bank relating to the Bank's methods of doing business or the Holding Company's method of doing business; or

         3. contact directly or indirectly any customer of the Bank for banking solicitation purposes; or

         4. hire for any other Bank or employer (including himself) any employee of the Bank or Holding Company, or directly or indirectly cause such employee to leave his or her employment to work for another.

         B. It is understood and agreed by the parties hereto that the provisions of this section are independent of each other, and the invalidity of any such provision or portion thereof shall not affect the validity or enforceability of any other provisions of this agreement.

IX.      WAIVER OF PROVISIONS

         Failure of any of the parties to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this agreement shall not be deemed a waiver or relinquishment of any right granted hereunder of the future performance of any such term or condition of any other term or condition of this agreement, unless such waiver is contained in a writing signed by or on behalf of all the parties.

X.       GOVERNING LAW

         This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. This Agreement is being entered into in Okeechobee County, Florida, which shall be the venue of any action brought pursuant to the terms of this Agreement.

XI.      SEVERABILITY

         If, for any reason, any provision of this Agreement shall be held by a court of competent jurisdiction to be void or unenforceable, the same shall not affect the remaining provisions thereof.




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XII.     MODIFICATION AND AMENDMENT

         This Agreement contains the sole and entire agreement among the parties hereto and supersedes all prior discussions and agreements among the parties, and any such prior agreements shall, from and after the date hereof, be null and void. This Agreement shall not be modified or amended except by an instrument in writing signed by on behalf of the parties hereto.

XIII.    COUNTERPARTS AND HEADINGS

         This agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this agreement.

XIV.     CONTRACT NONASSIGNABLE

         This agreement may not be assigned or transferred by any party hereto, in whole or in part, without prior written consent of the other. This Agreement shall be binding upon the successors of the parties hereto.
























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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.


Employee:


/s/ Eileen P. Casian                             /s/ Joe G. Mullins
----------------------------------               ------------------------------
Eileen P. Casian                                 JOE G. MULLINS
Witness as to Employee

                                                 Date: June 2, 1999
----------------------------------                     ------------------------
Witness as to Employee




BANK AND HOLDING COMPANY


/s/ Eileen P. Casian                             BY: Edwin E. Walpole III
----------------------------------               ------------------------------
Eileen P. Casian                                 Chairman of the Board of
Witness as to Bank/Holding Company               Big Lake Financial Corporation
                                                 And Big Lake National Bank


/s/ [ILLEGIBLE]
----------------------------------
Witness as to Bank/Holding Company












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